UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2008 (January 15, 2008)

ELEPHANT TALK COMMUNICATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

California	000-30061	95-2210753
(State or Other Jurisdiction of Incorporation)	(CommissionFile Number)	(IRS EmployerIdentification No.)

Schiphol Boulevard 249 1118 BH Schiphol The Netherlands	N/A
(Address of Principal Executive Offices)	(Zip Code)

31 0 20 653 5916
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

At the Annual Meeting of Shareholders of Elephant Talk Communications, Inc. (the “Company”) held on January 15, 2008, a majority of the Company’s shareholders approved the adoption of the Company’s Amended and Restated Articles of Incorporation. The Amended and Restated Articles of Incorporation are more fully described in the Company’s Definitive Proxy on Schedule 14A (the “Definitive Proxy”), filed with the Securities and Exchange Commission on December 28, 2007 and are filed as an Exhibit to the Definitive Proxy. In connection with the approval of the Company’s Amended and Restated Articles of Incorporation, the board of directors (the “Board of Directors”) of the Company undertook a review of the Company’s bylaws at a meeting of held on January 15, 2008. As a result of this review, the Board of Directors adopted amended and restated bylaws, in their entirety (the “Amended and Restated Bylaws”).

The Amended and Restated Bylaws, which became effective on January 15, 2008, incorporated the following principal amendments.  The following is qualified in its entirety by reference to the Amended and Restated Bylaws, attached to this Current Report as Exhibit 3.1.

•
Who may call a special meeting?  Under the Amended and Restated Bylaws, shareholders holding 10% or more may call special meetings, provided they request such in writing and that the meeting be held not less than 35 (but not more than 60) days from the date of the request.

•
Number of Directors. Our Amended and Restated Bylaws currently provide for seven directors; however, the Bylaws may be amended by action of the Board of Directors to allow for any number of directors, provided such number is not less than six but not greater than eleven.

•	Notice of Meetings. The Amended and Restated Bylaws require notice of annual or special meetings to be sent less than ten and not more than sixty days before such meetings.

•	Share Certificates. The Amended and Restated Bylaws provide for certificated shares; however, the Board of Directors may, by resolution, provide for some or all classes of shares to be uncertificated.

•
Indemnification of Directors and Officers. The Amended and Restated Bylaws provide for the indemnification of ourdirectors and officersand other agents of the Company, including the advancement of expenses, to the fullestextent permitted under the California Corporations Code or where it appears it would be (A) (i) inconsistent with a provision of our Articles of Incorporation, (ii) Bylaws, (iii)  a resolution of shareholders of the Company or (iv) an agreement in effect at the time of the accrual of the alleged cause of action asserted in which the expenses were incurred or other amounts were paid, which prohibits or otherwise limits indemnification; or (B) that it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

•
Advance Notice of Shareholder Proposals and Director Nominations.  Our Amended and Restated Bylaws require that to be timely, a notice of a shareholder proposal must be received by the principal offices of the corporation not less than 120 calendar days but not more than 150 calendar prior to the anniversary date of the date on which the corporation first mailed its proxy materials for its immediately preceding annual meeting of shareholders.

The full text of the Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Items 8.01      Other Information

On January 15, 2008, the shareholders of the Company approved all matters presented at the annual meeting of shareholders.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01      Financial Statements and Exhibits

(d) Exhibits

3.1	Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS, INC.

Date: January 22, 2008	By:	/s/ Steven van der Velden
Steven van der Velden